Exhibit 10.2

HILL INTERNATIONAL, INC.
KEY EMPLOYEE RETENTION PLAN

RETENTION AGREEMENT

THIS RETENTION AGREEMENT (the “Agreement”) made as of this     day of            , 2017, by and between Hill International, Inc. (the “Company”) and         (the “Participant”), sets forth the terms of the Participant’s Retention Payment as provided under the Hill International, Inc. Key Employee Retention Plan (the “Plan”).  For the purpose of this Agreement, all capitalized terms used but not otherwise defined in this Agreement shall have the definition ascribed to them in the Plan.

1.                                      Retention Payment. The Participant is entitled to the following Retention Payment, subject to the terms and conditions as set forth in this Agreement and the Plan:

a.                                      The Retention Payment is equal to $        .  Provided the Participant remains actively employed in Good Standing with the Company on the second anniversary of this Agreement, the Retention Payment shall be paid in a single lump sum payment sixty (60) days after such anniversary.

b.                                      Notwithstanding the foregoing, in the event of a Change in Control prior to the second anniversary of this Agreement, the Participant shall be entitled to the Retention Payment upon the earlier to occur of: (1) the second anniversary of this Agreement (provided the Participant remains actively employed in Good Standing with the Company on such date) or (2) an Involuntary Termination.  In the event that payment of the Retention Payment is triggered by the second anniversary of this Agreement, the Retention Payment shall be paid in a single lump sum payment sixty (60) days after such anniversary; however, in the event that payment of the Retention Payment is triggered by an Involuntary Termination, the Retention Payment shall be paid in a single lump sum payment sixty (60) days after such Involuntary Termination occurs.

2.                                      Successors; Binding Agreement. The Plan and this Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns, and the Company shall have the right to assign its obligations under the Plan and this Agreement, in whole or in part, to any successor employer or its affiliates, in which case, the Company shall have no further liability with respect to the assigned obligations (but shall remain entitled to its rights or benefits) pursuant to the Plan and this Agreement.  The Participant further hereby consents and agrees that Employer may assign this Agreement and any of the rights or obligations hereunder to any third party in connection with the sale, merger, consolidation, reorganization, liquidation or transfer, in whole or in part, of the Company’s control and/or ownership of its assets or business.

3.                                      Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or limit the Participant’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company and for which the Participant may qualify, nor shall anything herein limit or reduce such rights as the Participant may have under any other agreements with the Company.  Amounts which are vested benefits or which the Participant is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by the Plan.

4.                                      No Guaranteed Employment.  The Participant and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Participant and the Company, the employment of the Participant by the Company is “at will” and may be terminated by either the Participant or the Company at any time.  The terms of this Agreement and the Plan are not intended to and should not be construed as providing a guarantee of employment for a specific term or length of time.

5.                                      Consent. By executing this Agreement, the Participant hereby approves and consents to the terms of the Agreement.

6.                                      Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Participant and the Company or, in the event of assignment, the successor employer.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

7.                                      Section 409A Considerations.  All of the payments and benefits payable pursuant to this Agreement are intended to comply with, or be exempt from, Section 409A to the extent the requirements of Section 409A are applicable hereto, and the provisions of this Agreement shall be construed and administered in a manner consistent with that intention. Notwithstanding anything herein to the contrary, (i) if at the time of the Participant’s termination of employment with the Company, the Participant is a “specified employee” as defined in Section 409A, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the extent necessary to comply with the requirements of Section 409A until the first business day that is more than six (6) months following the Participant’s termination of employment with the Company (or the earliest date as is permitted under Section 409A) and (ii) if any other payments of money or other benefits due to Participant hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company’s Board of Directors, that does not cause such an accelerated or additional tax.  In the event that payments under this Agreement are deferred pursuant to this paragraph in order to prevent any accelerated tax or additional tax under Section 409A, then such payments shall be paid at the time specified hereunder without any interest thereon.  For purposes of Section 409A, each payment made under this Agreement shall be designated as a “separate payment” within the meaning of Section 409A.  Without limiting the foregoing, the terms “terminates” or “termination of employment” or similar terms used in the Plan shall be interpreted to mean to occur when a “separation of service” occurs as defined under Section 409A.

8.                                      Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws principles thereof.

9.                                      Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

10.                               Entire Agreement.  This Agreement (together with the Plan) constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof except that any non-solicitation, confidentiality and/or return of property agreements between the parties are not superseded but expressly preserved by this Agreement.

11.                               Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement as of the day and year first above written.

HILL INTERNATIONAL, INC.

By:
Name:
Title:

PARTICIPANT

«Name»